EXHIBIT 16.1

Kelly & Company                          Member, American Institute of Certified
Certified Public Accountants             Public Accountants (Since 1974)
Audit                                    Registered with the Public Company
Tax                                      Accounting Oversight Board (Since 2003)
SEC Reporting




August 13, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Astrata Group Incorporated (formerly Cetalon Corporation)

We have read the statements contained in Item 4 "Change in the Registrant's Certifying Accountants" of the Form 8-K of Astrata Group Incorporated (formerly Cetalon Corporation) filed with the Securities and Exchange Commission on August 9, 2004 (Form 8-K report date - August 2, 2004). We agree with such statements made regarding our firm, except as follows:

        The Registrant in the Form 8-K report describes that Kelly &
        Company was dismissed effective July 29, 2004 when in fact we have never been notified of our dismissal nor provided with a preliminary draft or a copy of the final Form 8K describing our dismissal.

We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,


/s/ Kelly & Company
Kelly & Company



         3151 Airway Avenue Suite E-1    Costa Mesa, California 92626
           (714)918-4505     Fax:  (714)918-4510    www.kelly-co.com